UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 20, 2006

Excelsior Private Equity Fund II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-22277	22-3510108
(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

(203) 352-4400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 20, 2006, The Charles Schwab Corporation (“Schwab”) announced an agreement to sell U.S. Trust Corporation (“U.S. Trust”), a wholly-owned subsidiary of Schwab, to the Bank of America Corporation (the “Sale”). The Sale of U.S. Trust includes all of U.S. Trust’s subsidiaries, including UST Advisers, Inc., the Registrant’s investment adviser. The Sale is subject to Federal Reserve Board and other regulatory approvals.

UST Advisers, Inc. will continue to serve as the investment adviser to the Registrant after the Sale. However, due to the change in ownership of UST Advisers, Inc., the Sale may have the effect of terminating the existing investment advisory agreement between the Registrant and UST Advisers, Inc. Accordingly, it is anticipated that UST Advisers, Inc. will enter into a new investment advisory agreement with the Registrant upon consummation of the Sale (the “New Advisory Agreement”). The New Advisory Agreement will be subject to the approval of the Board of Directors and the shareholders of the Registrant. The proposed New Advisory Agreement will be submitted to the shareholders of the Registrant for approval late in the first quarter or early in the second quarter of 2007. A proxy statement will be mailed to the shareholders of the Registrant in the first quarter of 2007 that will provide further details with respect to the Sale and the proposed New Advisory Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior Private Equity Fund II, Inc.

(Registrant)

Date: November 30, 2006

/s/ Leo P. Grohowski_______________

Leo P. Grohowski

Co-Chief Executive Officer

Date: November 30, 2006

/s/ Raghav V. Nandagopal ___________

Raghav V. Nandagopal

Co-Chief Executive Officer

Date: November 30, 2006

/s/ Robert F. Aufenanger____________

Robert F. Aufenanger

Treasurer

(Principal Financial Officer)